     As filed with the Securities and Exchange Commission on March 31, 2000

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                  BE FREE, INC.
               (Exact name of issuer as specified in its charter)


                   Delaware                              04-3303188
         (State or other jurisdiction of              (I.R.S. Employer
         incorporation or organization)             Identification Number)


                  154 Crane Meadow Road, Marlborough, MA 01752
                    (Address of Principal Executive Offices)

                               TRIVIDA CORPORATION
                           1998 EQUITY INCENTIVE PLAN
                            (Full title of the Plan)

                               Gordon B. Hoffstein
                      President and Chief Executive Officer
                                  BE FREE, INC.
                             154 Crane Meadow Road,
                              Marlborough, MA 01752
                     (Name and address of agent for service)

                                 (508) 357-8888
          (Telephone number, including area code, of agent for service)


==============================================================================================
                                       Proposed maximum     Proposed maximum      Amount of
 Title of securities     Amount to      offering price     aggregate offering   registration
   to be registered    be Registered       per share              price              fee
----------------------------------------------------------------------------------------------
     Common Stock
    $.01 par value        566,592            $7.78             $4,408,086          $1,164
==============================================================================================

(1) The Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(h) under which Rule the per share price of options to purchase stock under an employee stock option plan may be estimated by reference to the exercise price of such options. The weighted average exercise price of the 566,592 shares subject to outstanding options is $7.78 per share.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given pursuant to Rule 428(b)(1) to participants in the 1998 Equity Incentive Plan of TriVida Corporation ("TriVida"), assumed by Be Free, Inc. (the "Registrant") in connection with its acquisition of TriVida on February 29, 2000.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission. The following documents, which are on file with the Securities and Exchange Commission, are incorporated in this Registration Statement by reference:

               (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

               (b) Current Reports on Form 8-K dated March 14, 2000 and February 17, 2000.

               (c) The description of the Common Stock which is contained in the Registrant's Form 8-A/A dated September 17, 1999, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares offered hereby have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.


Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

         Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful, provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

         Article SEVENTH of the Registrant's Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction in which the director derived an improper personal benefit.

         Article EIGHTH of the Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection with any action by or in the right of the Registrant brought, or threatened to be brought, against him by virtue of his position as, or his agreement to become, a director or officer of the Registrant or by virtue of his serving, or agreeing to serve, at the request of the Registrant, as a director, officer, or trustee of, or in a similar capacity with a corporation, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice or the settlement of an action without admission of liability, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

         Indemnification is required to be made unless the Board of Directors of the Registrant or independent legal counsel determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Board of Directors or independent legal counsel (who may be regular legal counsel to the Registrant) that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

         Article NINTH of the Certificate of Incorporation further provides that the indemnification provided therein is not exclusive, and provides that in the event that the Delaware General Corporation Law is amended to expand the indemnification permitted to directors or officers, the Registrant must indemnify those persons to the fullest extent permitted by such law as so amended.

         The Company has a Directors and Officers liability policy that insures the Company's officers and directors against certain liabilities.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

         The Exhibit Index immediately preceding the exhibits is attached hereto and incorporated herein by reference.

Item 9.  Undertakings

         1.       The Registrant hereby undertakes:

                  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on this 31st day of March, 2000.

                                      BE FREE, INC.




                                      By: /s/ Gordon B. Hoffstein
                                         ------------------------------------
                                         Gordon B. Hoffstein
                                         President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

              We, the undersigned officers and directors of Be Free, Inc., hereby severally constitute Gordon B. Hoffstein and Stephen M. Joseph, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Be Free, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

              Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                             Date
---------                                 -----                             ----
 /s/ Gordon B. Hoffstein    President and Chief Executive Officer,   March 31, 2000
-------------------------   Director
Gordon B. Hoffstein

 /s/ Samuel P. Gerace, Jr.  Executive Vice President,                March 31, 2000
-------------------------   Research & Technology and
Samuel P. Gerace, Jr.       Director

 /s/ Stephen M. Joseph      Chief Financial Officer,                 March 31, 2000
-------------------------   Secretary and Treasurer
Stephen M. Joseph           (Principal Financial Officer
                            and Principal Accounting Officer)


 /s/ Ted R. Dintersmith     Director                                 March 31, 2000
-------------------------
Ted R. Dintersmith

 /s/ W. Michael Humphreys   Director                                 March 31, 2000
-------------------------
W. Michael Humphreys

 /s/ Jeffrey F. Rayport     Director                                 March 31, 2000
-------------------------
Jeffrey F. Rayport

                            Director                                 March 31, 2000
-------------------------
Daniel J. Nova

/s/ Kathleen Biro           Director                                 March 31, 2000
-------------------------
Kathleen Biro

                                  Exhibit Index
                                  -------------

Exhibit
Number    Description
------    -----------
   4.1    Amended and Restated Certificate of Incorporation of the Registrant.*
   4.2    Amended and Restated By-Laws of the Registrant.*
   5      Opinion of Hale and Dorr LLP.
  23.1    Consent of Hale and Dorr LLP (included in Exhibit 5).
  23.2    Consent of PricewaterhouseCoopers LLP.

  23.3    Consent of Ernst & Young LLP.
  24 Power of Attorney (included on the signature page of this Registration Statement).
  99      TriVida Corporation 1998 Equity Incentive Plan **


*Incorporated by reference to the Company's Registration Statement on Form S-1, as amended, (File No. 333-84535) filed August 5, 1999.

**Incorporated by reference to Exhibit 10.18 to the Company's Registration Statement on Form S-1, as amended, (File No. 333-31916) filed March 8, 2000.